As Filed With the Securities and Exchange Commission on April 15, 2008
Registration No. 333-150150

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DARA BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

04-3216862

(I.R.S. employer identification number)

John C. Thomas, Jr.

DARA BioSciences, Inc.

8601 Six Forks Road, Suite 160

Raleigh, North Carolina 27615

919-872-5578

(Address, including zip code, and telephone

number, including area code, of registrant’s

principal executive offices and agent for service)

Please send copies of all communications to:

Mark R. Busch, Esq.

Kennedy Covington Lobdell & Hickman, L.L.P.

214 North Tryon Street, 47th Floor

Charlotte, N.C. 28202

704-331-7440

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	(2)	(2)	(2)	N/A
Preferred Stock	(2)	(2)	(2)	N/A
Debt Securities	(2)	(2)	(2)	N/A
Warrants	(2)	(2)	(2)	N/A
Total for sale by Registrant	(2)	(2)	$30,000,000	$1,179.00 (3)(4)

(1)	This Registration Statement covers (i) debt securities, preferred stock and common stock that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	An indeterminate number of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $30,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater principal amount as shall result in an aggregate initial offering price of $30,000,000.

(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

(4)	This amount was paid upon the filing of the original Form S-3 on April 9, 2008.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DARA BIOSCIENCES, INC.

EXPLANATORY NOTE

This amendment to Form S-3 (registration no. 333-150150) (the “Registration Statement”) is being filed solely to incorporate Exhibit 4.4 hereto into the Registration Statement and to amend the Exhibit Index to the Registration Statement to reflect same.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on April 15, 2008.

DARA BIOSCIENCES, INC.

By:	/s/ John Didsbury
Name: John Didsbury
Title: President and Chief Operating Officer

Dated: April 15, 2008

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John Didsbury and John Thomas his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ John Didsbury John Didsbury	President, Chief Operating Officer (Principal Executive Officer)	April 15, 2008

/s/ John C. Thomas, Jr. John C. Thomas Jr.	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	April 15, 2008

* Haywood Cochrane	Director	April 15, 2008

* Thomas W. D’Alonzo	Director	April 15, 2008

* David Drutz	Director	April 15, 2008

* Kurt M. Eichler	Director	April 15, 2008

* Steve Gorlin	Director	April 15, 2008

* Stuart McWhorter	Director	April 15, 2008

*By:	/s/ John Didsbury
John Didsbury Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

1.1	Form of Underwriting Agreement*

4.1	Specimen stock certificate for common stock (incorporated by reference to DARA BioSciences, Inc.’s Report on Form 8-K filed on February 12, 2008)

4.2	Form of certificate representing DARA’s preferred stock*

4.3	Form of certificate of designations for preferred stock*

4.4	Form of Indenture relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness

4.5	Form of Senior Debt Security*

4.6	Form of Subordinated Debt Security*

4.7	Form of Warrant Agreement*

5	Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. as to legality of securities being registered

23.1	Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page)

25	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended**

*	To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.